Exhibit 23.1


                      (Schwartz Levitsky Feldman letterhead)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of (i) our report which appears in Goran Capital Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996; and (ii) our report which appears in Goran Capital Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


/s/ Schwartz Levitsky Feldman

Schwartz Levitsky Feldman
Chartered Accountants
Toronto, Ontario, Canada
September 16, 1997